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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -------------------------

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 3, 2006

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                   NORTH AMERICAN GALVANIZING & COATINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

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                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


        1-3920                                            71-0268502
(Commission File Number)                       (IRS Employer Identification No.)


              5314 S YALE AVENUE
                TULSA, OKLAHOMA                              74135
    (Address of Principal Executive Offices)              (Zip Code)

                                  918-494-0964
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 AMENDMENTS TO THE STOCK PLAN AND TRUST AGREEMENT.

On September 29, 2006, the Board of Directors of North American Galvanizing & Coatings, Inc. approved an amendment to the 2004 Incentive Stock Plan. The amendment requires equitable adjustments to share-based awards under the plan in the event of a merger, acquisition or other event that results in an adjustment to the number or kind of company shares outstanding. These award adjustments were formerly permitted but not required. The Board of Directors also approved an amendment to the "rabbi trust" that was previously formed to ensure the payment of benefits under the company's Director Stock Unit Program. The amendment names the United States Trust Company National Association as the trustee, replacing the current trustees. A complete copy of the amended 2004 Incentive Stock Plan will be filed with the quarterly report dated September 30, 2006.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  North American Galvanizing & Coatings, Inc.


Dated: October 3, 2006            By: /s/ Beth B. Hood
                                      ----------------------
                                      Beth B. Hood
                                      Vice President and
                                      Chief Financial Officer